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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

UnitedGlobalCom, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-1602895
(State of incorporation or organization)	(IRS Employer Identification No.)

4643 South Ulster Street, Suite 1300 Denver, Colorado	80327
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
None	None

        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities to be registered pursuant to Section 12(g) of the Act:

Rights to purchase shares of Class A common stock, $0.01 par value per share
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        Incorporated by reference from UnitedGlobalCom, Inc.'s Form S-3 filed on January 12, 2004 (File No. 333-111844), as amended from time to time.

Item 2. Exhibits.

Exhibit 1	Form of Class A Common Stock Rights Certificate of the registrant.(1)

(1)
Incorporated by reference from UnitedGlobalCom, Inc.'s Form S-3 filed on January 12, 2004 (File No. 333-111844), as amended from time to time.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITEDGLOBALCOM, INC.
By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III Chief Financial Officer

Date: January 14, 2004

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE